EXHIBIT 99.1 PRESS RELEASE DATED MAY 10, 2004

                              FOR IMMEDIATE RELEASE

     Contact: MARK C. LAYTON                       PRESTON F. KIRK, APR
     Senior Partner and Chief Executive Officer    Michael A. Burns & Associates
     or THOMAS J. MADDEN                           (830) 693-4447
     Senior Partner and Chief Financial Officer    kirk@281.com
     (972) 881-2900

PFSWEB REPORTS FIRST QUARTER RESULTS

Second Consecutive Quarter of Record Revenues, Renewal of Senior Debt Facilities
                     and New Business Wins Highlight Quarter


PLANO, TEXAS (MAY 10, 2004) - PFSweb, Inc. (NASDAQ: PFSW), a global provider of integrated business process outsourcing solutions (BPO), today reported its results for the quarter ended March 31, 2004.

PFSweb's consolidated results for the March 2004 quarter include total net revenues of $75.5 million, a loss before interest, taxes and depreciation and amortization of $11,000 and a net loss of $1.8 million, or $0.08 per share. The consolidated balance sheet as of March 31, 2004, reflects $106.6 million in total assets, including $16.2 million in cash, of which $1.7 million is restricted, and shareholders' equity of $26.4 million, or $1.25 per share.

"We continue to be excited about our business outlook," said Mark C. Layton, Senior Partner and Chief Executive Officer of PFSweb. "We believe we are making progress toward reaching our goal of sustainable profitability through our ongoing revenue growth and cost control initiatives. This quarter's results were highlighted by the following items:

o RECORD REVENUES FOR THE SECOND STRAIGHT QUARTER, including solid results from both our service fee and Supplies Distributors business segments.

o STRONG SALES PIPELINE and increasing activity from both existing and prospective client relationships.

o INTRODUCTION OF OUR GLOBALMERCHANT COMMERCEWARE(TM) 2.0 SOFTWARE SUITE, providing companies the ability to quickly establish an e-commerce presence that is cost-effective and easy to implement.

o SUSTAINED CASH LEVELS, on a consolidated basis, of $16.2 million at quarter-end.

o RENEWAL OF OUR SENIOR DEBT FACILITIES with IBM Credit LLC, IBM Belgium Financial Services, Congress Financial Corporation (Southwest), and Fortis Commercial Finance N.V.

 "We are pleased to report total net revenue growth of 14% compared to the March 2003 quarter," Layton continued. "Growth continues to be a key element of our strategy. We continue to experience solid growth from our existing clients. In addition, we have expanded several existing client relationships, including both ongoing and one-time project activity, and have added several new clients to our already attractive brand-name client list. These additions continue to enhance the breadth of industries we serve. Some of these new and expanded client relationships will begin contributing to our operations during the June 2004 quarter while the others are in the start-up or implementation process and are expected to begin contributing to our operations over the next several quarters.

"We continue to generate solid new business lead opportunities. We currently have more than $30 million of annual service fees in our sales proposal pipeline, with both new and existing clients. We also are pleased to announce that we have received non-binding acceptance of certain of these proposals, including several with larger than average contract size, which are now in the contracting stage.

"Last week, we announced the introduction of our GlobalMerchant CommerceWare(TM)
2.0 suite, designed specifically for the IBM(R) iSeries platform. GlobalMerchant CommerceWare is a full-featured software suite that provides iSeries users a comprehensive solution to enable world class e-commerce for their company's web site while seamlessly and easily connecting that site with its back office iSeries applications. We are pleased with the reception that this product introduction has had and believe this will be an exciting source for future revenue growth and bottom line contribution.

"We continue to emphasize quality performance throughout our organization, striving to exceed our clients' expectations while simultaneously improving operating processes. We continued to see improved results from our quality focus during the March 2004 quarter. This focus is critical to our ability to win incremental business with both new and existing clients. We continue to make prudent, but significant, investments in our future, through enhancements and feature additions to our technology and logistics systems and investments in our personnel.

"Our gross margin performance during the March 2004 quarter remained solid. SG&A expenses increased this quarter compared to March 2003," Layton added. "During the March 2004 quarter, we increased our activity related to our review of our system of internal controls and related control documentation to address the requirements of the Sarbanes-Oxley Act. We incurred additional professional fees to aid us in this process, which resulted in increased SG&A expenses. We take our commitment to corporate governance seriously and believe it is essential to proactively pursue our role as a leading business process outsourcer. Further, we continue to make investments in our sales and marketing efforts. We are seeing benefits from these efforts with increased activity and positive results from new and expanded client relationships and business lead opportunities. We are very cognizant of the importance of monitoring and controlling our costs, and as such constantly review our operating expenses to ensure they match our targeted growth levels."

"PFSweb's financial foundation remains solid," stated Tom Madden, Senior Partner and Chief Financial Officer of PFSweb. "Cash generated from operating activities during the quarter offset cash used to fund this quarter's capital expenditures and debt payments, enabling us to maintain our strong cash position at more than $16 million at March 31, 2004.

"In March, we renewed our senior debt facilities with IBM Credit LLC and IBM Belgium Financial Services to extend approximately $40 million of our borrowing capacity through March 2005. We also renewed our factoring agreement with Fortis Commercial Finance N.V. through 2005, which provides for up to 7.5 million euros (approximately U.S. $9.1 million) of eligible accounts receivable financings in Europe. In April, we extended our senior debt facility with Congress Financial Corporation (Southwest) through March 2007. The Congress facility provides for up to $25 million of eligible accounts receivable in the United States and Canada."

"As a reminder on our near-term outlook," Layton concluded, "while the March quarter is our seasonally lowest in service fee revenues due to the seasonal nature of our largest service fee client, the June quarter has historically been our seasonally highest for the same reason. While we believe our new business activity is showing positive signs of sustained improvement, it will still be several quarters before we begin to realize all of the benefits from the new revenue due to the required contracting and implementation periods."

CONFERENCE CALL INFO:

PFSweb will hold a conference call Tuesday, May 11, 2004, 2004 at 10:00 a.m. Central Time. To ensure attendance on the call, plan to dial in by 9:50 a.m. to 973-582-2741. Ask to be placed on the PFSweb Earnings Release Conference Call. Two hours after the conference, a recorded playback can be heard for 14 days at 973-341-3080, using the confirmation number 4748150. Check www.pfsweb.com and our May 3, 2004 investor conference call press release for more details on the call.

ABOUT PFSWEB, INC.

When the world's brand names need proven, fast and secure business infrastructure to enable traditional and e-commerce strategies, they choose PFSweb for comprehensive outsourcing solutions. The PFSweb team of experts designs diverse solutions for clients around a flexible core business infrastructure. PFSweb provides solutions that include: professional consulting services, order management, web-enabled customer contact centers, customer relationship management, international distribution services, kitting and assembly services, managed web hosting and site design, billing and collection services and ERP information interfacing utilizing the Entente Suite (SM).

Our services are available for a multitude of industries and company types, including such clients as Adaptec (NASDAQ: ADPT), Avaya Communications (NYSE:
AV), Dupont Fluoroproducts, Hewlett-Packard (NYSE: HPQ), iGo/Mobility Electronics (NASDAQ: MOBE), International Business Machines (NYSE: IBM), Lancome, a cosmetics division of L'Oreal International (ADR: LORLY), Nokia (NYSE: NOK), Pfizer, Inc. (NYSE: PFE), Roots, Inc., Shell Energy Services Company, the United States Mint, Smithsonian Institution and Xerox (NYSE: XRX).

The matters discussed in this news release (except for historical information) and, in particular, information regarding estimates, future revenue, earnings and business plans and goals, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and are subject to and involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties include, but are not limited to, our ability to retain and expand relationships with existing clients and attract new clients; our dependence upon our agreements with IBM; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients' projections or transaction volume or product sales; our client mix and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the market for our services; trends in e-commerce; whether we can continue and manage growth; changes in the trend toward outsourcing; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer concentration of our business; the unknown effects of possible system failures and rapid changes in technology; trends in government regulation both foreign and domestic; foreign currency risks and other risks of operating in foreign countries; potential litigation involving our e-commerce intellectual property rights; our dependency on key personnel; our ability to raise additional capital or obtain additional financing; our relationship with and our guarantees of the working capital indebtedness of our subsidiary, Supplies Distributors; and our ability or the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; and whether warrants sold in the private placement will be exercised in the future. A description of these factors, as well as other factors, which could affect the Company's business, is set forth in the Company's Form 10-K for the year ended December 31, 2003.

In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit our Web site at www.pfsweb.com. The PFSweb web site is not part of this release. PFSweb is a registered trademark. GlobalMerchant CommerceWare(TM) is a registered trademark of PFSweb, Inc. IBM is a registered trademark of International Business Machines Corp. All rights reserved.

                         - FINANCIAL STATEMENTS FOLLOW -

EXHIBIT A
PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (A)
(In Thousands, Except Per Share Data)


                                                                             Three Months Ended
                                                                                  March 31,
                                                                       ------------------------------
                                                                           2004              2003
                                                                       ------------      ------------
Revenues:
    Product revenue, net .........................................     $     68,570      $     59,719
    Service fee revenue ..........................................            8,743             7,248
                                                                       ------------      ------------
      Total gross revenues .......................................           77,313            66,967
    Less pass-through charges ....................................            1,781               640
                                                                       ------------      ------------
      Net revenues ...............................................           75,532            66,327
                                                                       ------------      ------------
Costs of revenues:
    Cost of product revenue ......................................           64,453            56,407
    Cost of net service fee revenue ..............................            5,193             4,913
                                                                       ------------      ------------
      Total costs of revenues ....................................           69,646            61,320
                                                                       ------------      ------------
    Gross profit .................................................            5,886             5,007
Selling, general and administrative expenses .....................            7,023             6,112
                                                                       ------------      ------------
    Loss from operations
                                                                             (1,137)           (1,105)
Interest expense, net ............................................              428               608
                                                                       ------------      ------------
    Loss before income taxes and extraordinary item ..............           (1,565)           (1,713)
Income tax provision .............................................              202                61
                                                                       ------------      ------------
Net loss .........................................................     $     (1,767)     $     (1,774)
                                                                       ============      ============

Net loss per share - basic and diluted ...........................     $      (0.08)     $      (0.10)
                                                                       ============      ============

Weighted average number of shares outstanding - basic and
    diluted ......................................................           21,186            18,416
                                                                       ============      ============

Pro Forma EBITDA (LBITDA) (B) ....................................     $        (11)     $         84
                                                                       ============      ============

(A) The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2003.

(B) "EBITDA (LBITDA)," or earnings (loss) before interest, taxes, depreciation, and amortization, and excluding equity in earnings of affiliate, is widely used by analysts, investors and other interested parties. We present EBITDA (LBITDA) because we believe it is useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effect of financing, income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. EBITDA (LBITDA) is not a financial measure determined by generally accepted accounting principles and should not be considered as an alternative to net loss as a measure of operating results or to cash flows as a measure of funds available for discretionary or other liquidity purposes. EBITDA (LBITDA) may not be comparably calculated from one company to another. A reconciliation of Net loss to EBITDA (LBITDA) is as follows:

                                                        Three Months Ended
                                                             March 31,
                                                  ------------------------------
                                                      2004              2003
                                                  ------------      ------------
     Net loss ...............................     $     (1,767)     $     (1,774)
         Income tax provision ...............              202                61
         Interest expense, net ..............              428               608
         Depreciation and amortization ......            1,126
                                                  ------------      ------------
                                                                           1,189
     EBITDA (LBITDA) ........................     $        (11)     $         84
                                                  ============      ============

                          PFSWEB, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

                                                                                              March 31,        December 31,
                                                                                                 2004               2003
                                                                                             ------------      ------------
                                                                                             (Unaudited)
                                      ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ..........................................................     $     14,488      $     14,743
    Restricted cash ....................................................................              890             1,091
    Accounts receivable, net of allowance for doubtful accounts of $376 and $339
        at March 31, 2004 and December 31, 2003, respectively ..........................           35,316            31,658
    Inventories, net ...................................................................           38,365            44,589
    Other receivables ..................................................................            3,985             3,091
    Prepaid expenses and other current assets ..........................................            2,135             2,417
                                                                                             ------------      ------------
                  Total current assets .................................................           95,179            97,589
                                                                                             ------------      ------------

PROPERTY AND EQUIPMENT, net ............................................................           10,280             9,589
RESTRICTED CASH ........................................................................              830               900
OTHER ASSETS ...........................................................................              330               281
                                                                                             ------------      ------------

                  Total assets .........................................................     $    106,619      $    108,359
                                                                                             ============      ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt and capital lease obligations ....................     $     55,671      $     57,085
    Trade accounts payable .............................................................           12,327            11,996
    Accrued expenses ...................................................................            7,913             7,101
                                                                                             ------------      ------------
                  Total current liabilities ............................................           75,911            76,182
                                                                                             ------------      ------------

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current
      portion ..........................................................................            3,424             2,762
DEFERRED INCOME ........................................................................              882               998

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and
       outstanding .....................................................................               --                --
    Common stock, $0.001 par value; 40,000,000 shares authorized;
      21,276,110 and 21,247,941 shares issued at March 31, 2004 and December 31,
      2003, respectively; and 21,189,810 and 21,161,641 outstanding at March 31,
      2004 and December 31, 2003, respectively .........................................               21                21
    Additional paid-in capital .........................................................           56,189            56,156
    Accumulated deficit ................................................................          (31,070)          (29,303)
    Accumulated other comprehensive income .............................................            1,347             1,628
    Treasury stock at cost, 86,300 shares ..............................................              (85)              (85)
                                                                                             ------------      ------------
                  Total shareholders' equity ...........................................           26,402            28,417
                                                                                             ------------      ------------

                  Total liabilities and shareholders' equity ...........................     $    106,619      $    108,359
                                                                                             ============      ============

EXHIBIT B
PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2004
(In Thousands)

                                                                                        Business
                                                                                        Supplies
                                                                                      Distributors
                                                                      PFSweb, Inc.    Holdings, LLC    Eliminations     Consolidated
                                                                      ------------    -------------    ------------     ------------

REVENUES:
    Product revenue, net ........................................     $        --      $    68,570     $        --      $    68,570
    Service fee revenue .........................................           8,743               --              --            8,743
    Service fee revenue, affiliate ..............................           2,294               --          (2,294)              --
                                                                      -----------      -----------     -----------      -----------
        Total gross revenues ....................................          11,037           68,570          (2,294)          77,313
    Less pass-through charges ...................................           1,813               --             (32)           1,781
                                                                      -----------      -----------     -----------      -----------
        Net revenues ............................................           9,224           68,570          (2,262)          75,532

COSTS OF REVENUES:
    Cost of product revenue .....................................              --           64,453              --           64,453
    Cost of service fee revenue .................................           5,807               --            (614)           5,193
                                                                      -----------      -----------     -----------      -----------
        Total costs of revenues .................................           5,807           64,453            (614)          69,646
                                                                      -----------      -----------     -----------      -----------
        Gross profit ............................................           3,417            4,117          (1,648)           5,886

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES ...................................................           6,238            2,440          (1,655)           7,023
                                                                      -----------      -----------     -----------      -----------
        Income (loss) from operations ...........................          (2,821)           1,677               7           (1,137)
EQUITY IN EARNINGS OF AFFILIATE .................................             711               --            (711)              --
INTEREST EXPENSE (INCOME), NET ..................................            (133)             561              --              428
                                                                      -----------      -----------     -----------      -----------
         Income (loss) before income taxes ......................          (1,977)           1,116            (704)          (1,565)

INCOME TAX PROVISION (BENEFIT) ..................................            (203)             405              --              202
                                                                      -----------      -----------     -----------      -----------

NET INCOME (LOSS) ...............................................     $    (1,774)     $       711     $      (704)     $    (1,767)
                                                                      ===========      ===========     ===========      ===========

A reconciliation of Net income (loss) to EBITDA (LBITDA) follows:
Net income (loss) ...............................................     $    (1,774)     $       711     $      (704)     $    (1,767)
    Income tax expense (benefit) ................................            (203)             405              --              202
    Interest expense (income) ...................................            (133)             561              --              428
    Equity in earnings of affiliate .............................            (711)              --             711               --
    Depreciation and amortization ...............................           1,119               14              (7)           1,126
                                                                      -----------      -----------     -----------      -----------
EBITDA (LBITDA) (B) .............................................     $    (1,702)     $     1,691     $        --      $       (11)
                                                                      ===========      ===========     ===========      ===========

(B) See Exhibit A for description and discussion of EBITDA (LBITDA)

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEETS AS OF MARCH 31, 2004 (In Thousands)

                                                                                    Business
                                                                                    Supplies
                                                                                  Distributors
                                                                 PFSweb, Inc.     Holdings, LLC     Eliminations      Consolidated
                                                                 ------------     -------------     ------------      ------------
                          ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ..............................     $     12,248      $      2,240     $         --      $     14,488
    Restricted cash ........................................              245               645               --               890
    Accounts and other receivables, net ....................            6,564            33,044             (307)           39,301
    Inventories, net .......................................               --            38,365               --            38,365
    Prepaid expenses and other current assets ..............              381             1,754            2,135
                                                                 ------------      ------------     ------------      ------------
           Total current assets ............................           19,438            76,048             (307)           95,179
                                                                 ------------      ------------     ------------      ------------

PROPERTY AND EQUIPMENT, net ................................           10,280                --               --            10,280
NOTE RECEIVABLE FROM AFFILIATE .............................            7,505                --           (7,505)               --
RESTRICTED CASH ............................................              830                --               --               830
INVESTMENT IN AFFILIATE ....................................            5,568                --           (5,568)               --
OTHER ASSETS ...............................................              330                --              330
                                                                 ------------      ------------     ------------      ------------

           Total assets ....................................     $     43,951      $     76,048     $    (13,380)     $    106,619
                                                                 ============      ============     ============      ============

         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Current portion of long-term debt and capital lease
       obligations .........................................     $      2,515      $     53,156     $         --      $     55,671
    Trade accounts payable .................................            5,794             6,840             (307)           12,327
    Accrued expenses .......................................            4,988             2,925               --             7,913
                                                                 ------------      ------------     ------------      ------------
           Total current liabilities .......................           13,297            62,921             (307)           75,911
                                                                 ------------      ------------     ------------      ------------

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less
    current portion ........................................            3,424                --               --             3,424
NOTE PAYABLE TO AFFILIATE ..................................               --             7,505           (7,505)               --
DEFERRED INCOME ............................................              882                --               --               882

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Common stock ...........................................               21                --               --                21
    Capital contributions ..................................               --             1,000           (1,000)               --
    Additional paid-in capital .............................           56,189                --               --            56,189
    Retained earnings (accumulated deficit) ................          (31,124)            3,017           (2,963)          (31,070)
    Accumulated other comprehensive income .................            1,347             1,605           (1,605)            1,347
    Treasury stock .........................................              (85)               --               --               (85)
                                                                 ------------      ------------     ------------      ------------

           Total shareholders' equity ......................           26,348             5,622           (5,568)           26,402
                                                                 ------------      ------------     ------------      ------------

           Total liabilities and shareholders' equity ......     $     43,951      $     76,048     $    (13,380)     $    106,619
                                                                 ============      ============     ============      ============